Exhibit 99.1

GNC Holdings, Inc. Reports First Quarter 2014 Results

Revenue Increases 1.9% in the First Quarter

Same Store Sales Decreased 0.7% in the First Quarter

EPS Increases 2.7% in the First Quarter to $0.75 Compared to First Quarter 2013 EPS of $0.73

PITTSBURGH, May 6, 2014 – GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health and wellness products, today reported its financial results for the quarter ended March 31, 2014.

First Quarter Performance

For the first quarter of 2014, the Company reported consolidated revenue of $677.3 million, an increase of 1.9% over consolidated revenue of $664.7 million for the first quarter of 2013.  Revenue increased in the Company’s retail segment by 3.1%.  Revenue decreased in the Company’s franchise and manufacturing segments, by 1.4% and 2.2% respectively.

Same store sales decreased 0.7% in domestic company-owned stores (including GNC.com sales) in the first quarter of 2014.  As previously disclosed, results were negatively impacted by severe weather patterns in January and February.  The Company generated positive same store sales (including GNC.com sales) in March.  In domestic franchise locations, same store sales decreased 3.2% in the first quarter of 2014.

For the first quarter of 2014, the Company reported net income of $69.9 million, compared to $72.6 million for the first quarter of 2013.  Diluted earnings per share were $0.75 for the first quarter of 2014, a 2.7% increase over diluted earnings per share of $0.73 for the first quarter of 2013.

Joe Fortunato, Chairman, President & CEO, said, “January and February were affected by severe weather across large parts of the country, resulting in a delayed start to the workout season.  Recent trends have also been affected by an unusually significant amount of negative media, and year-over-year sales hurdles in the third-party diet and pre-workout categories.  Based on our current information it looks like these recent trends will persist for the next few quarters.  In response to these challenges, our strategy will be to secure our leadership position by continually introducing superior products, focusing on our strengths in key growth categories including fitness, enhancing our marketing efforts with dunnhumby and our Beat Average campaign, and utilizing the flexibility of our Member Pricing program to give customers the best price-value proposition in the marketplace.  We continue to be very confident in the strength of our brand and the long-term strategic growth profile of our business, and believe we have the right strategies in place to drive ongoing success.”

International Expansion

In April 2014, the Company acquired The Health Store, a 9-store chain based in Dublin, Ireland.  The Health Store generated revenue of approximately €10 million - or approximately $13 million - in 2013, representing a double-digit market share in the Irish health and wellness market.  The company expects the acquisition to be modestly accretive in 2014, as operating income contribution is partially offset by transaction costs and amortization of intangibles.  The Company expects to begin selling GNC products in The Health Store locations in 2014.

First Quarter Segment Operating Performance

For the first quarter of 2014, retail segment revenue grew 3.1% to $509.0 million, compared to $493.5 million for the first quarter of 2013, driven primarily by growth in our e-commerce businesses (including both GNC.com and LuckyVitamin.com), $8.6 million in revenue from DiscountSupplements.com (UK, which the Company acquired in October 2013), and the addition of 158 net new stores since the end of the first quarter of 2013.  These gains were partially offset by the negative impact of severe weather patterns in January and February 2014, and approximately $3 million due to the exchange rate trend of the Canadian dollar.  Operating income decreased by 4.5%, from $98.6 million to $94.1 million, and was 18.5% of segment revenue for the first quarter of 2014, compared to 20.0% for the first quarter 2013.  Operating income was negatively impacted primarily by lower Gold Card revenue recognition related to the Member Pricing rollout in 2013, occupancy deleverage, and the Canadian dollar exchange rate variance.

For the first quarter of 2014, franchise segment revenue declined 1.4% to $106.3 million, compared to $107.9 million for the first quarter of 2013.  Increases in royalties and fees were more than offset by lower wholesale product sales, particularly due to negative same store sales in our domestic franchise business, as well as regulatory and macro-economic factors in several key international franchise markets.  Operating income increased 4.6%, from $38.4 million to $40.2 million, and was 37.8% of segment revenue for the first quarter of 2014, compared to 35.6% for the first quarter of 2013.  The increase in operating income percentage was driven primarily by higher gross profit margin resulting from a higher mix of store fees.

For the first quarter of 2014, manufacturing/wholesale segment revenue, excluding intersegment revenue, declined 2.2% to $61.9 million, compared to $63.3 million for the first quarter of 2013.  The year-over-year decline was due primarily to timing of purchases by one of our wholesale partners.  Operating income increased 2.5%, from $22.9 million to $23.5 million, and was 38.0% of segment revenue for the first quarter of 2014, compared to 36.2% for the first quarter of 2013.  The increase in operating income percentage was driven primarily by a higher mix of proprietary product sales.

Total operating income for the first quarter of 2014 was $121.3 million, as compared to $124.5 million for the first quarter of 2013.

During the first quarter of 2014, the Company opened 33 net new domestic company-owned stores, 27 net new international franchise locations, 14 net new domestic franchise locations, 8 net new Rite Aid franchise store-within-a-store locations, and 3 new company-owned stores in Canada.  The Company now has 8,678 store locations worldwide.

For the first quarter of 2014, the Company generated net cash from operating activities of $123.1 million, incurred capital expenditures of $12.8 million, repurchased $150 million in common stock, and paid $14.6 million in cash dividends on our common stock.  The Company generated $109.7 million in free cash flow (which it defines as cash provided by operating activities less cash used in investing activities excluding acquisitions) and at March 31, 2014, the Company’s cash balance was $172.7 million.

Capital Structure

The Company’s Board of Directors declared a cash dividend of $0.16 per share of its common stock for the second quarter of 2014.  The dividend will be payable on or about June 27, 2014 to stockholders of record at the close of business on June 13, 2014.  The Company currently intends to pay regular quarterly dividends; however, the declaration of such future dividends is subject to the final determination of the Company’s Board of Directors.

The Company has $290.7 million remaining on its previously authorized $500 million share repurchase authorization.

At the end of the first quarter of 2014, diluted shares outstanding were approximately 91.6 million.

Current 2014 Outlook

The Company’s current outlook for 2014 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Following is the Company’s current outlook for 2014, which is being updated from the initial outlook provided on February 13, 2014: Consolidated earnings per diluted share (“EPS”) of approximately $3.05 - $3.10 for the full year 2014, a 7% - 9% increase over 2013 Adjusted EPS of $2.85.

Key assumptions underlying the full year EPS guidance are as follows

•                  A mid single digit increase in consolidated revenue.  This is based on achieving a domestic company-owned same store sales result – including the impact of GNC.com – of flat to a low single digit increase for the remainder of 2014; in the second and third quarter this is on a product-only basis as compared to 2013.

•                  Modest full year consolidated Gross Profit margin expansion, as the benefit of anniversarying investments associated with launching the Member Pricing program in 2013 are partially offset by 2014 strategies to respond to anticipated competitive marketplace trends in this challenging sales environment.

•                  Continued regulatory and macro-economic challenges in our international franchise business.

About Us

GNC Holdings, Inc., headquartered in Pittsburgh, PA, is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

The Company – which is dedicated to helping consumers Live Well – has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  GNC’s broad and deep product mix, which is focused on premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance® AMP, Beyond Raw®, GNC PuredgeTM, GNC Genetix HD®, Herbal Plus® and under nationally recognized third party brands.  As of March 31, 2014, GNC has more than 8,600 locations, of which more than 6,400 retail locations are in the United States (including 1,026 franchise and 2,223 Rite Aid franchise store-within-a-store locations) and franchise operations in more than 50 countries (including distribution centers where retail sales are made).

Conference Call

GNC has scheduled a conference call and webcast to report its first quarter 2014 financial results on May 6, 2014 at 5:00 pm Eastern time.  To listen to this call, dial 1-877-232-1784 inside the U.S. and 706-679-4448 outside the U.S.  The conference identification number for all participants is 31531528.   A webcast of the call will also be available on www.gnc.com in the Investor Relations section under "About GNC" through June 6, 2014.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” ”believes,” ”anticipates,” ”plans,” ”expects,” ”intends,” ”estimates,” ”projects,” ”may,” ”will,” ”should,” ”can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding our dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain.  The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of our products; costs of compliance and our failure to comply with new and existing governmental regulations governing our products, including, but not limited to, proposed dietary supplement legislation and regulations; limitations of or disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company owned retail operations, any inability to grow our international footprint, any inability to expand our e-commerce businesses, or any inability to successfully integrate businesses that we acquire.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s  Annual  Report  on  Form  10-K  for  the  year  ended  December  31,  2013.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing.  The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 and, as applicable, Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

Management has included non-GAAP financial measures in this press release because it believes they represent an effective supplemental means by which to measure the Company’s operating performance. Management believes that adjusted net income, adjusted diluted earnings per share and free cash flow are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results. Adjusted net income, adjusted diluted earnings per share and free cash flow are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of the Company’s profitability or liquidity.  For more information, see the attached reconciliations of non-GAAP financial measures.

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands)

	Three months ended
	March 31,
	2014	2013
	(unaudited)

Revenue	$677,276	$664,691
Cost of sales, including cost of warehousing, distribution and occupancy	421,284	408,554

Gross profit	255,992	256,137

Compensation and related benefits	82,405	79,545
Advertising and promotion	16,885	20,440
Other selling, general and administrative	35,312	31,665
Foreign currency loss (gain)	135	(33)
Operating income	121,255	124,520

Interest expense, net	11,531	11,015

Income before income taxes	109,724	113,505

Income tax expense	39,821	40,862

Net income	$69,903	$72,643

Income per share - Basic and Diluted:

Earnings per share:
Basic	$0.75	$0.73
Diluted	$0.75	$0.73

Weighted average common shares outstanding:
Basic	92,975	98,997
Diluted	93,684	99,861

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
Current assets:
Cash and cash equivalents	$172,654	$226,217
Receivables, net	150,890	144,833
Inventories	560,273	547,916
Prepaids and other current assets	41,007	47,081
Total current assets	924,824	966,047

Long-term assets:
Goodwill, brands and other intangibles, net	1,527,591	1,529,120
Property, plant and equipment, net	208,589	206,754
Other long-term assets	35,597	38,426
Total long-term assets	1,771,777	1,774,300

Total assets	$2,696,601	$2,740,347

Current liabilities:
Accounts payable	$157,168	$135,164
Current portion, long-term debt	4,930	5,443
Deferred revenue and other current liabilities	134,981	106,459
Total current liabilities	297,079	247,066

Long-term liabilities:
Long-term debt	1,340,674	1,341,656
Other long-term liabilities	334,303	336,046
Total long-term liabilities	1,674,977	1,677,702

Total liabilities	1,972,056	1,924,768

Total stockholders' equity	724,545	815,579

Total liabilities and stockholders' equity	$2,696,601	$2,740,347

GNC HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended
	March 31,
	2014	2013
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,903	$72,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,428	12,549
Amortization of debt costs	448	629
Increase in receivables	(7,185)	(9,418)
Increase in inventory	(17,033)	(23,058)
Increase in accounts payable	21,925	13,256
Other operating activities	41,645	28,926
Net cash provided by operating activities	123,131	95,527

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,849)	(9,917)
Other investing activities	(623)	(682)
Net cash used in investing activities	(13,472)	(10,599)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to shareholders	(14,555)	(14,728)
Payments on long-term debt	(1,676)	(943)
Repurchase of treasury stock	(150,000)	(61,310)
Proceeds and tax benefit from exercise of stock options	2,546	9,428
Net cash used in financing activities	(163,685)	(67,553)

Effect of exchange rate on cash and cash equivalents	463	248
Net (decrease) increase in cash and cash equivalents	(53,563)	17,623
Beginning balance, cash and cash equivalents	226,217	158,541
Ending balance, cash and cash equivalents	$172,654	$176,164

Segment Financial Data and Store Counts (unaudited)

Retail Segment – Company-owned stores in the U.S. and Canada as well as e-commerce

	Three months ended
	March 31,
$ in thousands	2014	2013

Revenue	$508,998	$493,467
Comp store sales - domestic, including GNC.com	-0.7%	1.9%
Operating Income	$94,120	$98,583
% Revenue	18.5%	20.0%

Franchise Segment – Franchise-operated domestic and international locations

	Three months ended
	March 31,
$ in thousands	2014	2013

Domestic	$64,780	$66,225
International	41,554	41,662

Total revenue	$106,334	$107,887
Operating income	$40,197	$38,425
% Revenue	37.8%	35.6%

Manufacturing/Wholesale Segment - Third-party contract manufacturing; wholesale and consignment sales principally with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended
	March 31,
$ in thousands	2014	2013

Revenue	$61,944	$63,337
Operating income	$23,511	$22,926
% Revenue	38.0%	36.2%

Consolidated unallocated costs (a)

	Three months ended
	March 31,
$ in thousands	2014	2013

Warehousing and distribution costs	$(15,934)	$(16,355)
Corporate costs	$(20,639)	$(19,059)

(a)          Part of consolidated operating income.

Consolidated Store Count Activity

	Three months ended March 31, 2014
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,342	1,012	2,024	2,215	8,593
Store openings (a)	49	24	39	10	122
Store closings	(13)	(10)	(12)	(2)	(37)
End of period balance	3,378	1,026	2,051	2,223	8,678

	Three months ended March 31, 2013
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,188	949	1,830	2,181	8,148
Store openings (a)	41	16	40	9	106
Store closings	(9)	(7)	(9)	-	(25)
End of period balance	3,220	958	1,861	2,190	8,229

(a) openings include new stores and corporate/franchise conversion activity
(b) including Canada

Contacts:

Investors:        Michael M. Nuzzo, Executive Vice President and CFO

(412) 288-2029, or

Dennis Magulick, Vice President - Treasury & Investor Relations

(412) 288-4632

SOURCE:	GNC Holdings, Inc.
Web site:	http://www.gnc.com/